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            COOPERATIVE BANKSHARES REPORTS QUARTER EARNINGS INCREASE


For Immediate Release: January 25, 2005

         Wilmington, NC--Cooperative Bankshares, Inc. (NASDAQ: "COOP") reported net income for the quarter ended December 31, 2004, of $1,352,693 or $0.31 per diluted share, an increase of $189,763 or 16.3% over the same quarter last year. Net income for the quarter ended December 31, 2003 was $1,162,930 or $0.27 per diluted share.

         Net Income for the twelve months ended December 31, 2004, was $4,681,175 or $1.07 per diluted share, a 13.4% decrease in net income compared to the same period last year. Net income for the twelve months ended December 31, 2003 was $5,404,226 or $1.24 per diluted share. Net income for the year ended December 31, 2004, was adversely impacted by a slowdown in mortgage originations and expenses associated with multiple branch openings.

         On January 19, 2005, the Company's Board of Directors declared a 3-for-2 stock split in the form of a 50% stock dividend, which will be distributed February 24, 2005 to shareholders of record on February 8, 2005. All references to per share results and weighted average common shares outstanding have been adjusted to reflect the effects of this stock split.

         Total assets at December 31, 2004, were $550.1 million; stockholders' equity was $46.9 million and represented 8.53% of assets.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 financial centers in Eastern North Carolina. The Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through offices in Wilmington, North Carolina, North Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

This report contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Corporations market area, changes in policies by regulatory agencies, fluctuations in interest rates, loan demand in the Corporation's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Corporation wishes to caution readers not to place undue reliance on any such forward-looking statements, which reflect management's analysis only as the date made. The Corporation does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of such statements.

SEC Form 8-K has been filed containing additional information.

For Additional Information
--------------------------
Frederick Willetts, III, President
Todd L. Sammons, CPA, Senior Vice President/ CFO
Linda B. Garland, Vice President/ Secretary
910-343-0181


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              COOPERATIVE BANKSHARES, INC.
                    201 MARKET ST.                                 UNAUDITED SELECTED FINANCIAL DATA
                 WILMINGTON, NC 28401                                     NASDAQ SYMBOL: COOP

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BALANCES AS OF:                                   12/31/04         09/30/04         06/30/04         03/31/04         12/31/03
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
ASSETS                                        $  550,107,444    $ 544,695,572    $ 527,876,163    $ 518,881,798    $ 502,436,889
STOCKHOLDERS' EQUITY                              46,909,701       45,802,131       44,391,367       44,226,942       43,143,398
DEPOSITS                                         414,757,904      399,462,616      380,595,343      376,450,494      367,202,433
BOOK VALUE (2,860,764 SHARES AS OF 12/31/04)           10.93            10.67            10.34            10.31            10.09

NON-PERFORMING ASSETS:
  ACCRUING LOANS 90 DAYS PAST DUE                    111,792          490,364          512,123          215,066          146,686
  NON-ACCRUAL LOANS                                   95,209                -                -            4,947          120,372
  FORECLOSED REO                                           -                -          172,070                -                -
                                              -----------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS               $      207,001    $     490,364    $     684,193    $     220,013    $     267,058
                                              ===================================================================================

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FOR THE QUARTER ENDED:                            12/31/04         09/30/04         06/30/04         03/31/04         12/31/03
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NET INTEREST MARGIN                                     3.76%            3.70%            3.69%            3.68%            3.76%
  (NET INTEREST INCOME/AVERAGE
  INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                            112.00%          111.70%          111.30%          110.50%          109.30%

STOCKHOLDERS' EQUITY/ASSETS                             8.53%            8.41%            8.41%            8.52%            8.59%

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NET INCOME                                    $    1,352,693    $   1,286,429    $   1,123,583    $     918,470    $   1,162,930
                                              ===================================================================================

NET INCOME PER DILUTED SHARE                  $         0.31    $        0.30    $        0.26    $        0.21    $        0.27
                                              ===================================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                 4,369,425        4,360,517        4,363,722        4,369,776        4,362,531
                                              ===================================================================================

ALLOWANCE FOR LOAN LOSSES
    PROVISION                                 $      225,000    $     225,000    $     300,000    $     220,000    $     180,000
    CHARGE OFFS                                       27,843           12,388           39,877           28,396           20,260
    RECOVERIES                                           103           24,720           19,551              355            3,299
                                              -----------------------------------------------------------------------------------
    BALANCE                                   $    4,353,227    $   4,155,967    $   3,918,635    $   3,638,961    $   3,447,002
                                              ===================================================================================

Note:  Per share information is computed based on the weighted average number of dilutive shares outstanding, after giving the retroactive effect for the 3-for-2 stock split in the form of a 50% stock dividend announced on January 19, 2005.

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